UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 5, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 5, 2008, The Children's Place Retail Stores, Inc. (the "Company") issued a press release regarding the Company’s sales results for the fiscal month ended May 31, 2008.

A copy of this press release is included as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

On May 21, 2008, the Company and all other parties entered into a stipulation (the “Stipulation”) to settle the stockholder derivative action entitled Nuttall et al. v. Dabah et al. and The Children’s Place Retail Stores, Inc., Case No. 2:07-cv-121 (SDW)(MCA) (the “Action”), which as previously disclosed by the Company was filed in the United States District Court, District of New Jersey (the “Court”) in January 2007. The Action alleges misconduct by certain current and former directors and officers of the Company in connection with the dating of various option grants. The settlement of the Action is subject to Court approval. On May 29, 2008, the Court entered a Preliminary Approval Order and scheduled a hearing to be held before the Court at 2:00 p.m. on July 21, 2008, at the Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Room MLK 2A, Newark, New Jersey 07101 to consider approval of the settlement. In addition, the Court approved the filing of the attached Notice of Proposed Settlement of Derivative Litigation, Hearing Thereon, and Right to Appear (the “Notice”) as an exhibit to a Form 8-K Current Report by the Company as a means of providing for all purposes notice of the proposed settlement to stockholders of the Company.

The Company and the other defendants have denied and continue to deny all allegations of misconduct made in the Action and entered into the Stipulation solely to eliminate the burden, risk and expense of further litigation of, and to fully and finally resolve, all claims asserted in the Action. The Company and the other defendants maintain that their conduct was at all times proper and in compliance with all applicable provisions of law and that they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders. In the Stipulation, the Company acknowledges that the filing of the Action was among the factors considered by the Company’s Board of Directors in reaching its January 2007 decision to have the Company implement various initiatives to improve the Company’s governance, internal controls and option grant practices, as first disclosed in the Company’s press release dated Janury 31, 2007. The Company also agreed in the Stipulation to pay $700,000 of attorneys’ fees and reimbursement of expenses to plaintiffs’ counsel.

The foregoing description of the settlement and the Notice does not purport to be complete and is qualified in its entirety by the Notice attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	Press release, dated June 5, 2008, issued by the Company regarding May Sales.

	Exhibit 99.2	Notice of Proposed Settlement of Derivative Litigation, Hearing Thereon, and Right to Appear.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Susan Riley
Name: Susan Riley Title: Executive Vice President, Finance and Administration